Exhibit 10.15

Management Fee Agreement

Parties

This agreement (“Agreement”), dated 1 January 2025, is made and entered by and between Raeon International Limited, at 21/F, Sugar+, 25-31 Sugar Street, Causeway Bay, HK. (“Raeon”), and Xact Digital Limited at 21/F, Sugar+, 25-31 Sugar Street, Causeway Bay, HK (“the Company”).

Scope of Work

Raeon is responsible for the Company’s administration, finance and operating services.

And, Raeon will provide the office space, utility and support staff for the Company.

The term of this agreement shall be effective from 1 January 2025 to 28 February 2025.

Compensation

The Company shall pay Raeon a monthly management fee that amounts to eighty thousand Hong Kong dollars (HK$100,000).

The payment shall made by the company every 1st day of the month, covering the previous month’s management fee. The payment method shall be through bank transfer or cheque deposit to Raeon.

Terms and Conditions

The Company shall provide Raeon with all documents necessary to effectively execute the financial management. Raeon reserve its right to conduct surprise financial audits in the Company’s place of business as it may deem necessary to effectively execute the financial management.

Any notice in relation to this agreement shall be submitted through registered courier service, electricity mail, or hand delivery.

Both parties shall exercise maximum protection of all exchanged information that is related to this agreement. Both parties shall not disclose any confidential information to any third party, except each party’s legal counsel.

Any dispute arising between the parties as a result of the performance of this agreement shall be amicably resolved with the assistance of Raeon’s third party mediator. The professional fee of the mediator shall be equally divided by the parties.

Applicable Law

This Agreement shall be construed and governed in all respects by the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (“HKSAR”) and the courts of the HKSAR shall have exclusive jurisdiction over any disputes arising hereunder.

Yours faithfully,

For and on behalf of
Raeon International Limited

Name:	Mr. Cheung Terence Shiu Kay
Title:	Director
Date:

The terms and conditions as set out in this letter are hereby accepted.

For and on behalf of
Xact Digital Limited

Name:	Mr. Lun Tak Po
Title:	Director
Date: